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                                                                      Exhibit 5




                                              January 19, 1995



Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 1819501501

     RE:  Air Products and Chemicals, Inc.--Registration Statement on
          Form S-3 for $400,000,000 Principal Amount of Medium-Term Notes, Series D

Ladies and Gentlemen:

     I am an Assistant General Counsel of Air Products and Chemicals, Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with the proposed issuance and sale of the Company of up to $400,000,000 aggregate principal amount of its debt securities (the "Securities") as described in the Registration Statement on Form S-3, filed by the Company pursuant to the Securities Act of 1933 on January 19, 1995 (the "Registration Statement"). The Securities are to be issued under an Indenture dated as of January 10, 1995 (the "Indenture"), between the Company and First Fidelity Bank, National Association, as Trustee.

     I or members of the Company's legal staff have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as were deemed necessary or advisable for the purpose of enabling me to render this opinion.

     Based upon the foregoing, in my capacity as an Assistant General Counsel of the Company, I am of the opinion that when the Registration Statement has become effective, and the Securities have been duly executed by the Company, duly authenticated by the Trustee and delivered by the Company against payment therefor in accordance with the terms of the Indenture, the Securities will be legally issued and will constitute valid and binding obligations of the Company in accordance with their terms (except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability).

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Robert F. Gerkens
                                        -------------------------------
                                        Robert F. Gerkens
                                        Assistant General Counsel